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                                                                    Exhibit 4.18



                           TWELFTH EXTENSION AGREEMENT

     TWELFTH EXTENSION AGREEMENT, dated as of September 30, 1996, by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY.

     WHEREAS, the parties hereto are the parties to a Warrant Agency Agreement (the "Warrant Agency Agreement"), dated as of December 19, 1989, as amended by an Extension Agreement (the "Extension Agreement"), dated as of December 18, 1992, as further amended by a Second Extension Agreement (the "Second Extension Agreement"), dated as of December 18, 1994, as further amended by a Third Extension Agreement, dated as of January 18, 1995 (the "Third Extension Agreement"), as further amended by a Fourth Extension Agreement, dated as of April 3, 1995 (the "Fourth Extension Agreement"), as further extended by a Fifth Extension Agreement, dated as of May 3, 1995 (the "Fifth Extension Agreement"), as further extended by a Sixth Extension Agreement, dated as of June 15, 1995, as further extended by a Seventh Extension Agreement, dated as of July 17, 1995 (the "Seventh Extension Agreement), as further extended by an Eighth Extension Agreement, dated as of August 16, 1995 (the "Eighth Extension Agreement"), as further extended by a Ninth Extension Agreement, dated as of December 31, 1995 (the "Ninth Extension Agreement"), as further extended by a Tenth Extension Agreement, dated as of April 30, 1996 (the "Tenth Extension Agreement") and as further extended by an Eleventh Extension Agreement, dated as of September 30, 1996 (the "Eleventh Extension Agreement") (the Warrant Agency Agreement, the Extension Agreement, the Second Extension Agreement, the Third Extension Agreement, the Fourth Extension Agreement, the Fifth Extension Agreement, the Sixth Extension Agreement, the Seventh Extension Agreement, the Eighth Extension Agreement, the Ninth Extension Agreement, the Tenth Extension Agreement and the Eleventh Extension Agreement are collectively referred to as the "Amended Warrant Agency Agreement") and now desire to further amend the same;

     NOW, THEREFORE, it is agreed as follows:


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     1.   All defined terms shall have the meaning given them in the Amended
Warrant Agency Agreement unless otherwise defined herein.

     2. Section 5 of the Warrant Agency Agreement is amended to provide that the period during which the Warrants may be exercised shall expire at 5:00 P.M. New York City Time on November 15, 1996. The period from October 1, 1996 to November 15, 1996 shall be referred to as the Twelfth Extension Period. The Warrant Agent is authorized to affix a stamp to certificates for the Warrants indicating the Twelfth Extension Period.

     3. The Warrant Price during the Twelfth Extension Period shall be $2,375, subject to adjustment as set forth in Section 4 of the Extension Agreement.

     4. This Eleventh Extension Agreement may only be changed by an instrument in writing executed by the parties hereto. This Twelfth Extension Agreement shall be governed by the laws of the State of New York as they are applied to contracts to be performed entirely within the State of New York.

     5. Except as specifically amended hereby the Amended Warrant Agency Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                         VITAFORT INTERNATIONAL CORPORATION



                              By:   /s/ Mark Beychok
                                  ----------------------------------------------
                                  Mark Beychok, President and Chief
                                      Executive Officer

                         CONTINENTAL STOCK TRANSFER & TRUST COMPANY





                              By:   /s/ Steve Nelson
                                  ----------------------------------------------
                                     Steven Nelson, Chairman


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